Exhibit 10.11

BILL OF SALE, ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS BILL OF SALE, ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) is made and entered into as of the 13th day of May, 2010 by and between NL Industries, Inc., a New Jersey corporation (“NL Industries”) and NL Environmental Management Services, Inc. (“NL EMS” and, together with NL Industries and any and all of their successors and assigns, “Assignor”) and CompX International Inc., a Delaware corporation (“Assignee”).  Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Mortgage Note, as hereinafter defined.

WHEREAS, Assignor has extended a loan (the “Loan”) in the amount of Fifteen Million Dollars ($15,000,000.00) evidenced by that certain Mortgage Note in the amount of Fifteen Million Dollars ($15,000,000.00), dated October 15, 2008, made by Sayreville Seaport Associates, L.P., a Delaware limited partnership (“Borrower”) and payable to the order of Assignor (as such mortgage note may be renewed, extended, modified, amended or restated from time to time, the “Mortgage Note”); and

WHEREAS, the Mortgage Note is secured by, among other things:  (i) a Leasehold Mortgage, Assignment, Security Agreement and Fixture Filing, dated October 15, 2008 and recorded on October 17, 2008 in the Office of the Middlesex County Clerk in Mortgage Book 13164, page 340&c, executed by Borrower in favor of Assignor (as amended, supplemented, modified, restated, renewed or extended from time to time, the “Subordinate Mortgage”); (ii) a Guaranty Agreement, dated October 15, 2008, from J. Brian O’Neill (“O’Neill”) to Assignor (the “NL Guaranty” and, together with the Mortgage Note and the Subordinate Mortgage, the “NL Loan Documents”); and (iii) a Multi-Party Agreement, dated October 15, 2008, by and among, inter alia, Borrower, O’Neill, Assignor, and The Prudential Insurance Company of America (the “Multi-Party Agreement”); and

WHEREAS, the Loan and the Mortgage Note are subject to that certain Intercreditor, Subordination and Standstill Agreement, dated as of October 15, 2008, among, inter alia, Assignor, Bank of America, N.A., a national banking association, on behalf of itself and certain other financial institutions (“Administrative Agent”), Borrower and O’Neill (the “Intercreditor Agreement” and, together with the NL Loan Documents and the Multi-Party Agreement, the “Assigned Documents”); and

WHEREAS, Assignee is a corporation which is “controlled” (as defined below) by NL Industries or under common “control” (as defined below) with NL Industries (for purposes of this Agreement, the terms “controlled” and “control” shall mean, as the context shall require, the ability to direct or cause the direction of the management and policies of such corporation by contract or otherwise); and

WHEREAS, on the terms and subject to the conditions set forth herein, Assignor has agreed to sell, transfer and assign, and Assignee has agreed to purchase, the Assigned Documents; and

WHEREAS, the parties to this Agreement wish to evidence such sale, transfer, assignment and assumption as set forth below;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Recitals.  The foregoing recitals are true and correct and are incorporated into this Agreement by reference.

        2. Purchase and Sale.  Upon the terms and subject to the conditions of this Agreement, Assignor agrees to sell, assign, transfer, convey and deliver, or cause to be sold, assigned, transferred, conveyed and delivered, to Assignee and Assignee agrees to purchase all of Assignor’s rights, title and interest in the Loan and the Assigned Documents (collectively, the “Assignment”).

     3. Purchase Price.  Assignee hereby agrees to pay to Assignor on the date of this Agreement $15,000,000.  In addition, immediately upon Assignee’s receipt from Borrower of the next interest payment under the Mortgage Note, Assignee shall pay Assignor an additional amount equal to all accrued but unpaid interest, as of the date of this Agreement, under the Mortgage Note.

          4. Assumption.  Upon the terms and subject to the conditions of this Agreement, Assignee hereby assumes and agrees to perform and discharge any and all obligations and liabilities of Assignor under the Loan and the Assigned Documents which remain unperformed as of the date of this Agreement (collectively, the “Assumption”).

          5. Guaranty of Payment.  Assignor hereby unconditionally guarantees to Assignee the prompt payment when due, by acceleration of maturity or otherwise, of any and all amounts due under and pursuant to the Mortgage Note (the “Guaranty”).  This Guaranty is an absolute, irrevocable and unconditional guaranty of payment and performance, and Assignor shall be liable for the payment and performance of the Mortgage Note as a primary obligor.  Subsequent to Assignor becoming obligated to perform under the Guaranty, Assignor shall be subrogated to all of Assignee’s rights of recovery and any other rights against any person under the Loan and the Assigned Documents for any amounts paid by Assignor under the Guaranty.

         6. Limitations on Assignment and Assumption.

       (a) Except to the extent specifically set forth in Section 4 of this Agreement, Assignee does not assume or agree to pay, perform, discharge, indemnify or hold harmless Assignor from any liabilities or obligations of Assignor.

       (b) This Agreement shall not constitute or effect an assignment of any asset, property or right so long as an assignment or attempted assignment of such asset, property or right would constitute a breach or violation of the agreement, instrument or other document or arrangement pursuant to which such asset, property or right is held, or would in any way adversely affect the rights of Assignor or Assignee under such agreement, instrument or other document or arrangement or violate any applicable law.

       (c) The Assignment and Assumption of the Loan and the Assigned Documents is expressly under and subject to the Intercreditor Agreement, and Assignee agrees to execute and deliver to Administrative Agent a Power of Attorney in the form attached hereto as Exhibit A.

       7. Further Assurances.  Assignor, for itself and its successors and assigns, hereby covenants and agrees that, from time to time, Assignor shall execute and deliver, or shall cause to be executed and delivered, such documents and instruments and shall take, or cause to be taken, such further or other actions as Assignee may deem reasonably necessary or appropriate to effectuate the Assignment, Assumption, and other transactions contemplated by this Agreement.

       8. General.  This Agreement shall be binding upon, and inure to the benefit of, the parties to this Agreement and their respective successors and assigns.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, EXCLUDING THE CONFLICTS OF LAW PROVISIONS THEREOF.  Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned by either of the parties to this Agreement without the prior written consent of the other party.  This Agreement may be amended only by a written instrument duly signed by each of the parties to this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers on the date and year first above written.

ASSIGNOR:

NL INDUSTRIES, INC.

By:  /s/ Robert D. Graham
Name:  Robert D. Graham
Title: Vice President

NL ENVIRONMENTAL MANAGEMENT
SERVICES, INC.

By: /s/ Robert D. Graham
Name:  Robert D. Graham
Title: President

ATTEST:                    ASSIGNEE:

/s/ A. Andrew R. Louis              COMPX INTERNATIONAL INC.
A. Andrew R. Louis
By: /s/ J. Mark Hollingsworth
Name:  J. Mark Hollingsworth
Title: Vice President

STATE OF TEXAS                                                      :
              ss.
COUNTY OF DALLAS                                           :

Before me, the undersigned authority, on this day personally appeared (i) Robert D. Graham, the Vice President of NL Industries, Inc.; (ii) Robert D. Graham, the President of NL Environmental Management Services, Inc.; and (iii) J. Mark Hollingsworth, the Vice President of CompX International Inc., known to me to be the persons whose name is subscribed to the foregoing instrument and acknowledged to me that they executed the same for the purposes and considerations therein expressed and in the capacity therein and herein set out, and as the act and deed of said corporations.
GIVEN UNDER MY HAND AND SEAL OF OFFICE, THIS 13th day of May, 2010.

Affix Notary Seal Here:

/s/ Diane M. Adkins
Diane M. Adkins
Notary Public in and for Dallas County, Texas

My Commission Expires
On August 9,  2010

EXHIBIT A

COMPX INTERNATIONAL INC. POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that COMPX INTERNATIONAL INC. (“CompX”), a Delaware corporation with an address of 5430 LBJ Freeway, Suite 1700, Dallas, TX  75240, hereby makes, constitutes and appoints BANK OF AMERICA, N.A., its true and lawful attorney, for itself and in its name, place and stead, to take any and all such acts and/or actions as CompX, can, may or is entitled to take for and with respect to (i) that certain Mortgage Note dated October 15, 2008 from Sayreville Seaport Associates, L.P., a Delaware limited partnership ("Borrower") to NL INDUSTRIES, INC. and NL ENVIRONMENTAL MANAGEMENT SERVICES, INC., in the original principal sum of $15,000,000.00, which Mortgage Note is being assigned to CompX of even date herewith (the "Note") and (ii) that certain Leasehold Mortgage, Assignment, Security Agreement and Fixture Filing dated October 15, 2008 from Borrower to NL INDUSTRIES, INC. and NL ENVIRONMENTAL MANAGEMENT SERVICES, INC., securing the Note and encumbering a certain leasehold interest in certain property located in the Borough of Sayreville, Middlesex County and State of New Jersey, which leasehold interest may become a fee interest mortgage as provided for therein, which Leasehold Mortgage, Assignment, Security Agreement and Fixture Filing is being assigned to CompX of even date herewith (the "Mortgage"), including, without limitation, to execute and deliver any modification, extension of maturity for one (1) year, release, discharge,  assignment or endorsement of the same and/or to enforce, ask, demand, sue for, collect and receive all sums of money,  interest and other payments due under or pursuant to the Note and/or Mortgage, as BANK OF AMERICA, N.A., in its sole and absolute discretion, shall deem appropriate; to foreclose the Mortgage and to take title to property in the name of CompX, if BANK OF AMERICA, N.A. thinks proper; to place and effect insurance with respect to the property encumbered by the Mortgage; to retain counsel and attorneys on behalf of CompX, to appear for CompX in all actions and proceedings to which CompX may be a party in the courts of New Jersey or any other State in the United States, or in the United States courts, to commence actions and proceedings in the name of CompX if necessary, to sign and verify in its name all complaints, petitions, answers and other pleadings of every description; hereby giving and granting to it, the said attorney, BANK OF AMERICA, N.A.,  full power and authority to do and perform all and every act and anything whatsoever necessary to be done in the premises, as fully to all intents and purposes as CompX might or could do if personally present, with full power of substitution and revocation, hereby ratifying and confirming all that the said attorney may do pursuant to this power.
This Power of Attorney is being given pursuant to the terms of that certain Intercreditor, Subordination and Standstill Agreement by and between Bank of America, N.A., as Administrative Agent for itself and on behalf of the other "Banks" (as defined therein) and NL INDUSTRIES, INC. and NL Environmental Management Services, Inc. dated October 15, 2008, which agreement is being assigned to CompX of even date herewtih (the "Intercreditor Agreement").   This Power of Attorney shall terminate upon repayment in full of the "Bank Loan" or the "NL Loan", whichever comes first (as those terms are defined in the Intercreditor Agreement).

IN WITNESS WHEREOF, COMPX INTERNATIONAL INC., has hereunto set its hand and seal this ___ day of May, 2010.

ATTEST:	COMPX INTERNATIONAL INC.

BY: /s/ A. Andrew R. Louis	BY: /s/ J. Mark Hollingsworth
Name: A. Andrew R. Louis	Name: J. Mark Hollingsworth
Title: Secretary                                                                Title:  Vice President, General Counsel
and Assistant Secretary

STATE OF TEXAS                                                      :
              ss.
COUNTY OF DALLAS                                           :

Before me, the undersigned authority, on this day personally appeared J. Mark Hollingsworth, the Vice President of CompX International Inc., known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and considerations therein expressed and in the capacity therein and herein set out, and as the act and deed of said corporation.

GIVEN UNDER MY HAND AND SEAL OF OFFICE, THIS 13th day of May, 2010.

Affix Notary Seal Here:

/s/ Diane M. Adkins
Diane M. Adkins
Notary Public in and for Dallas County, Texas

My Commission Expires
On August 9, 2010